Exhibit 99.1

December 15, 2006

Board of Directors
IPEX, Inc.
1900 NW Corporate Blvd.
Suite 205W
Boca Raton, Florida 33431

To Whom It May Concern:

I am tendering my resignation as an officer and director of IPEX, Inc. (the “Company”) and the Company’s subsidiaries effective at the close of business on December 15, 2006 as the Company no longer has any operations and is no longer conducting business.

Regards,

/s/ SOTHI THILLAIRAJAH
Sothi Thillairajah